UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2022

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE

Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	WVVI	NASDAQ Capital Market
Series A Redeemable Preferred Stock	WVVIP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2022, the Board of Directors (the “Board”) of Willamette Valley Vineyards, Inc. (the “Company”) appointed Ms. Cara Pepper Day and Ms. Sarah Rose to serve as directors on the Board effective July 16, 2022. Ms. Cara Pepper Day is a member of director group III with a term expiring at the Company’s 2025 annual meeting of shareholders and Ms. Sarah Rose is a member of director group II with a term ending at the Company’s 2024 annual meeting of shareholders. Ms. Day and Ms. Rose have not currently been appointed to any committees of the Board.

In connection with their appointment to the Board, Ms. Day and Ms. Rose will each receive compensation as a non-employee director in accordance with the WVV Board Member Compensation Plan as described in the section entitled “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 31, 2022.

There are no arrangements or understandings between Ms. Day or Ms. Rose and any person pursuant to which Ms. Day or Ms. Rose was appointed as a director on the Board. Further, there are no transactions between Ms. Day or Ms. Rose and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

Annual Meeting of Shareholders

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held virtually on July 16, 2022 from Turner, Oregon. A total of 3,293,379 shares of common stock, representing approximately 66.33% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors:

All of the nominees for director were elected to serve until the Company’s Annual Meeting in the indicated years with the respective votes set forth opposite their names:

	Year	Votes Cast For		Votes Witheld
	Term		% of		% of
Nominees for Director	Ends	Number	Votes Cast	Number	Votes Cast
James Ellis	2025	1,922,328	78.70%	520,424	21.30%
Leslie Copland	2025	1,957,689	80.14%	485,063	19.86%

Proposal 2 – Ratification of Appointment of Independent Auditors:

The shareholders ratified the appointment of Moss Adams LLP as independent auditors for the 2022 fiscal year by the votes set forth in the following table:

Votes Cast For		Votes Cast Against		Abstain
	% of		% of		% of	Broker
Number	Votes Cast	Number	Votes Cast	Number	Votes Cast	Non-Votes
3,262,615	99.07%	9,233	0.28%	21,531	0.65%	0

Proposal 3 - Amendment to the Company’s Articles of Incorporation;

The shareholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s preferred stock from 10,000,000 shares of preferred stock to 100,000,000 shares of preferred stock by the votes set forth in the following table:

Votes Cast For		Votes Cast Against		Abstain
	% of		% of		% of	Broker
Number	Votes Cast	Number	Votes Cast	Number	Votes Cast	Non-Votes
1,460,744	59.79%	935,944	38.32%	46,064	1.89%	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: July 20, 2022	By:	/s/ JAMES W. BERNAU

James W. Bernau
President